UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

INFORMATION REQUIRED IN PROXY STATEMENT

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Pursuant to § 240.14a-12

BlackRock Muni New York Intermediate Duration Fund, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other than the Registrant)

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On June 5, 2019, BlackRock Advisors, LLC (“BlackRock”) provided the following statements to members of the press seeking comments with respect to BlackRock Muni New York Intermediate Duration Fund, Inc.’s (“MNE” or the “Fund”) contested proxy statement.

On Saba Capital Management, L.P. (“Saba”)

“Our clients invest in these strategies to achieve specific outcomes, most often it’s to generate income, including tax-advantaged income, that they rely on. Saba’s hedge fund is trying to disrupt these strategies so Saba can enrich themselves through a short-term trade at the expense of the funds’ longer-term shareholders, while potentially subjecting shareholders to unanticipated tax consequences.”

On Lawsuit

“Saba knew — or should have known — about the Funds’ bylaws when it invested, and when it nominated individuals for the Fund boards. It is disingenuous for Saba, a sophisticated hedge fund who used a major New York law firm, to assert that it can ignore the Funds’ longstanding and unambiguous bylaws because it missed a bylaw deadline.”

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Additional Information

The Fund has filed its definitive proxy statement for the 2019 Annual Meeting of Shareholders with the U.S. Securities and Exchange Commission (the “SEC”) in connection with solicitation of proxies from Fund shareholders.

BEFORE MAKING ANY VOTING DECISION, SHAREHOLDERS ARE URGED TO READ THE NOTICE OF ANNUAL MEETING OF SHAREHOLDERS, DEFINITIVE PROXY STATEMENT, WHITE PROXY CARD AND ANY OTHER RELEVANT DOCUMENTS FILED WITH THE SEC, BECAUSE THEY CONTAIN IMPORTANT INFORMATION ABOUT THE FUND AND THE UPCOMING ANNUAL MEETING OF SHAREHOLDERS. Shareholders can obtain additional copies of the notice of annual meeting and proxy statement, and other documents filed by the Fund with the SEC by directing a request to the Fund’s proxy solicitor, Georgeson LLC, by calling toll free at 1-866-541-3547. Copies are also available at no charge at the following website: https://www.proxy-direct.com/blk-30685. Additional copies of the proxy materials will be delivered promptly upon request. Free copies of these materials can also be found on the SEC’s website at http://www.sec.gov.

Pursuant to SEC proxy rules, the Fund’s Directors, nominees for Director and executive officers are “participants” in connection with the 2019 Annual Meeting of Shareholders. Certain regular employees and officers of the Fund’s investment manager, administrator, or any of their affiliates may become “participants” if any such persons solicit proxies. Shareholders may obtain information regarding the names, affiliations, and interests of these individuals in the Fund’s proxy statement, when available, for the 2019 Annual Meeting of Shareholders.